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                                                                   EXHIBIT 10.14


                                QIC HOLDING CORP.

                           INVESTORS' RIGHTS AGREEMENT

          This Registration Rights Agreement (this "Agreement") is made and entered into as of the 27th day of May, 1998, by and between QIC Holding Corp., a California corporation (the "Company"), on the one part, and W.R. Hambrecht/QIC, LLC ("WRH/QIC"), a California limited liability corporation and Hewlett-Packard Company ("HP"), a Delaware corporation (collectively the "Purchasers"), on the other part.

                                    RECITALS

     A. The Company has entered into a Subscription Agreement dated May 27, 1998 with WRH/QIC and HP (the "Subscription Agreement"), whereby the Company agreed to sell 81 shares of its Class A Common Stock and 9,900,000 shares of its Series A Preferred Stock to WRH/QIC, and 19 shares of its Class A Common Stock and 2,330,000 shares of its Series A Preferred Stock to HP.

     B. The obligations of the Company and the Purchasers under the Subscription Agreements are conditioned, among other things, upon the execution and delivery of this Agreement by the Company and the Purchasers.

          NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

          1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

               a. "Agreement" shall mean this Registration Rights Agreement, as it may be amended or supplemented from time to time.

               b. "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

               c. "Preferred Stock" shall mean shares of Series A Preferred Stock, in the Company.

               d. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

               e. "Holder" shall mean the Purchasers, to the extent the Purchasers hold Registrable Securities, and any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Sections 2 and 9 hereof.

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               f. "Indemnified Party" shall mean each party entitled to
indemnification under Section 6 herein.

               g. "Indemnifying Party" shall mean the party required to provide indemnification pursuant to Section 6 herein.

               h. "Registrable Securities" shall mean: (1) shares of common stock issued or issuable pursuant to conversion of the Preferred Stock; (2) shares of Class A Common Stock; and (3) any common stock issued or issuable as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (1) above; provided, however, that Registrable Securities shall not include any shares of common stock which have previously been registered or which have been sold in a private transaction in which the transferors rights under this Agreement are not assigned.

               i. The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

               j. "Registration Expenses" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses, fees and disbursements of counsel for the Holders; provided further that Registration Expenses shall not include the compensation of regular employees of the Company, which shall be paid in any event by the Company.

               k. "Restricted Securities" shall mean any Registrable Securities required to bear the legend set forth in Section 2 hereof.

               l. "Rule 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

               m. "Rule 145" shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

               n. "Rule 415" shall mean Rule 415 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

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               o. "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

               p. "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holders (other than the fees and disbursements of counsel included in Registration Expenses).

          2.   Restrictions on Transfer.

               a. Each Holder agrees not to make any disposition of all or any portion of the Registrable Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 2, provided and to the extent such Section is then applicable, and:

               b. There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

               c. The Holder has (i) notified the Company of the proposed disposition and has furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, has furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances

               d. Notwithstanding the provisions of paragraphs (b) and (c) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (i) a partnership to its partners or retired partners in accordance with partnership interests, (ii) a corporation to its shareholders in accordance with their interest in the corporation, (iii) a limited liability company to its members or former members in accordance with their interest in the limited liability company, (iv) to the Holder's family member or trust for the benefit of an individual Holder, provided the transferee will be subject to the terms of this Section 2 to the same extent as if such transferee were an original Holder hereunder, or (v) to a wholly-owned subsidiary of HP.

               e. Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

        THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED, ASSIGNED, PLEDGED OR

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        HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT OR UNLESS
        THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH
        REGISTRATION IS NOT REQUIRED.

               f. The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel at such Holder's expense (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

               g. Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

          3.   Company Registration.

               a. If the Company shall determine to register any of its securities, other than its initial public offering, or a registration relating solely to employee benefit plans, or a registration relating to a corporate reorganization or other transactions under Rule 145, or a registration on any registration form that does not permit secondary sales, the Company will:

                    (1) promptly give to each Holder written notice thereof; and

                    (2) use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 3(b) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder and received by the Company within ten (10) days after the written notice from the Company described in clause (1) above is mailed or delivered by the Company. Such written request may specify all or a part of a Holder's Registrable Securities.

               b. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3(a)(1). In such event, the right of any Holder to registration pursuant to this
Section 3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

                    (1) Notwithstanding any other provision of this Section 3, if the representative of the underwriters advises the Company in writing that marketing factors

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require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account and thereafter as set forth in Section 11. If any person does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                    (2) If shares are so withdrawn from the registration or if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with Section 11 hereof.

          4. Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to
Section 3 hereof shall be borne by the Company. All Selling Expenses relating to securities so registered shall be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf, as shall any other expenses in connection with the registration required to be borne by the Holders of such securities.

          5. Registration Procedures. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its best efforts to:

               a. Keep such registration effective for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of common stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered in a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statements effective until all such Registrable Securities are sold, provided that if Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis and provided further that applicable rules under the Securities Act governing the obligation to file a post- effective amendment permit, in lieu of filing a post-effective amendment that (I) includes any prospectus required by
Section 10(a)(3) of the Securities Act; or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference to information required to be included in (I) and (II)

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above to be contained in periodic reports filed pursuant to Section 13 or 15(d)
of the Exchange Act in the registration statement;

               b. Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

               c. Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

               d. Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

               e. In connection with any underwritten offering pursuant to a registration statement filed pursuant to this Agreement, the Company will enter into an underwriting agreement in form reasonably necessary to effect the offer and sale of stock, provided such underwriting agreement contains customary underwriting provisions, and provided further that if the underwriter so requests the underwriting agreement will contain customary contribution provisions;

               f. Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

               g. Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

               h. Furnish, at the request of any Holder requesting registration pursuant to Section 3 hereof, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to Section 3 hereof, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the

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purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and
(ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substances as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

          6.   Indemnification.

               a. The Company will indemnify each Holder, each of its officers, directors and partners, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse each such Holder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any claim, loss, damage, liability, or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld).

               b. Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act, each other such Holder, and each of its officers, directors, and partners, and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged

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omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided that in no event shall any indemnity under this Section 6 exceed the gross proceeds from the offering received by such Holder.

               c. The "Indemnified Party" shall give notice to the Indemnifying Party promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

               d. If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

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               e. Notwithstanding the foregoing, to the extent that the
provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          7. Information by Holder. Each Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Agreement.

          8. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its best efforts to:

               a. Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act, at all times commencing ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

               b. File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

               c. So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request: (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (within ninety (90) days after the Company's initial public offering) and of the Securities Act and the Exchange Act (after it becomes subject to reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

          9. Transfer or Assignment of Registration Rights. The rights granted to Holder under Section 3 to cause the Company to register securities under this Agreement may be transferred or assigned by a Holder only to a transferee or assignee of not less than 1,200,000 shares of Registrable Securities (as presently constituted and calculated based upon the then effective conversion price for the Preferred Stock, and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like), provided that the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and, provided further, that the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement.

          10. "Market Stand-Off" Agreement. If requested by an underwriter of common stock (or other securities) of the Company, a Holder shall not sell or otherwise transfer

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or dispose of any common stock (or other securities) of the Company held by such
Holder (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act. The obligations described in this
Section 10 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future.

          11. Allocation of Registration Opportunities. In any circumstance in which all of the Registrable Securities requested to be included in a registration on behalf of the Holders cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities that may be so included, the number of shares of Registrable Securities that may be so included shall be allocated among the Holders requesting inclusion of shares pro rata on the basis of the number of shares of Registrable Securities that would be held by such Holders, assuming conversion; provided, however, that such allocation shall not operate to reduce the aggregate number of Registrable Securities to be included in such registration. If any Holder does not request inclusion of the maximum number of shares of Registrable Securities allocated to him pursuant to the above-described procedure, the remaining portion of his allocation shall be reallocated among those requesting Holders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Registrable Securities which would be held by such Holders, assuming conversion, and this procedure shall be repeated until all of the shares of Registrable Securities which may be included in the registration on behalf of the Holders have been so allocated.

          12. Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

          13. Termination of Registration Rights. The right of the Holder to request inclusion in any registration pursuant to Section 3 shall terminate on the earlier of (i) five years from the date hereof and (ii) as of such date that all of the shares of Registrable Securities held by such Holder may immediately be sold under Rule 144 during any 90-day period.

          14. Basic Financial Information. The Company will furnish the following reports to each Holder:

               a. As soon as practicable after the end of each fiscal year of the Company, in any event within ninety (90) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures from the previous fiscal year, all in reasonable detail and certified by independent certified public accountants selected by the Company.

               b. As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-

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five (45) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year, subject to changes resulting from normal year-end audit adjustments, all in reasonable detail and certified by the principal financial or accounting officer of the Company, except that such financial statements need not contain the notes required by generally accepted accounting principles.

               c. At the request of a Holder, copies of annual operating budgets for the upcoming fiscal year that have been provided to Silicon Valley Bank under the terms of its loan and security agreement.

               d. From the date the Company becomes subject to the reporting requirements of the Exchange Act (which shall include any successor federal statute), and in lieu of the financial information required pursuant to Sections 14(a) and 14(b), the Company shall file copies of its annual reports on Form 10-K and its quarterly reports on Form 10-Q, respectively.

          15.  Inspection Rights.

               a. The Company will permit any holder, so long as they own at least 1,200,000 shares of the Series A Preferred Stock, or such number of shares of Class A Common Stock issued upon conversion of 1,200,000 shares of the Series A Preferred Stock, or any combination thereof (as presently constituted and subject to subsequent adjustment for stock splits, stock dividends, reverse stock splits and the like) (a "Significant Holder") (or a representative of any Significant Holder) to visit and inspect any of the properties of the Company, including its books of account and other records (and make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with the Company's officers and its independent public accountants, all at such reasonable times and as often as any such person may reasonably request.

               b. Notwithstanding any of the provisions in Section 15, no Holder or Significant Holder shall have access to any trade secrets or classified information of the Company by reason of this agreement. Each Significant Holder hereby agrees to hold in confidence and trust and not to misuse or disclose confidential information provided pursuant to this Section 15. The Company shall not be required to comply with this Section 15 in respect of any Holder of Significant Holder whom the Company reasonably determines to be a competitor or any officer, employee, director or greater than ten percent (10%) stockholder of a competitor.

          16. Right of First Refusal. The Company hereby grants to each
Holder who owns any shares of Series A Preferred Stock or any shares of Common Stock issued upon conversion of Series A Preferred Stock the right of first refusal to purchase a pro rata share of New Securities (as defined in this Section 16) which the Company may, from time to time, propose to sell and issue. A Holder's pro rata share, for purposes of this right of first refusal, is

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the ratio of the number of shares of Common Stock owned by such Holder immediately prior to the issuance of New Securities, assuming full conversion of the Class A Preferred Stock and exercise of all outstanding rights, options and warrants to acquire Common Stock of the Company. Each Holder shall have a right of over-allotment such that if any Holder fails to exercise its right hereunder to purchase its pro rata share of New Securities, the other Holders may purchase the non-purchasing Holder's portion on a pro rata basis within ten (10) days from the date such non-purchasing Holder fails to exercise its right hereunder to purchase its pro rata share of New Securities. This right of first refusal shall be subject to the following provisions:

               a. "New Securities" shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, options and warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided that the term "New Securities" does not include (i) securities issued upon conversion of the Series A Preferred Stock; (ii) securities issued pursuant to the bona fide acquisition of another business entity or business segment of any such entity by the Company by merger, purchase of substantially all the assets or other reorganization whereby the Company will own more than fifty percent (50%) of the voting power of such business entity or business segment of any such entity; (iii) any borrowings, direct or indirect, from entities other than institutional lenders by the Company, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument, provided such borrowings do not have any equity features including warrants, options or other rights to purchase capital stock and are not convertible into capital stock of the Company; (iv) securities issued or issuable upon exercise of options issued to institutional lenders in connection with financing commitments to the Company; (v) securities issued to employees, consultants, officers or directors of the Company pursuant to any stock option; stock purchase or stock bonus plan, agreement, or arrangement approved by a majority of the Board of Directors; (vi) securities issued to vendors or customers or to other persons in similar situations with the Company if such issuance is approved by the Board of Directors; (vii) securities issued in connection with obtaining lease financing, whether issued to a lessor, guarantor or other person; (viii) securities issued in a public offering pursuant to a registration under the Securities Act with an aggregate offering price to the public of at least $10,000,000; (ix) securities issued in connection with any stock split, stock dividend or recapitalization of the Company; (x) securities issued in connection with corporate partnering transactions on terms approved by a majority of the Board of Directors, provided such issuances are for other than primarily equity financing purposes; and (xi) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsections (i) through (x) above.

               b. In the event the company proposes to undertake an issuance of New Securities, it shall give each Holder written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Holder shall have twenty
(20) days after such notice is mailed or delivered to agree to purchase such Holder's pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

               c. In the event the Holders fail to exercise fully the right of first refusal within said twenty (20) day period and after the expiration of the 10-day period for the exercise of the over-allotment provision of this Section 16, the Company shall have one hundred twenty (120) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within one hundred twenty (120) days from the date of said agreement) to sell the New Securities respecting which the Holders' right of first refusal option set forth in this Section 16 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice to Holders pursuant to Section 16(b). In the event the Company has not sold within said 120-day period, or entered into an agreement to sell the New Securities in accordance with the foregoing within one hundred twenty (120) days from the date of said agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Holders in the manner specified in Section 16(b) above.

               d. The right of first refusal granted under this Agreement shall expire upon, and shall not be applicable to, the first sale of Common Stock of the Company to the public effected pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission (the "Commission") under the Securities Act, with proceeds of more than $10,000,000 and shall in any event expire on June 1, 2005.

               e. The right of first refusal set forth in this Section 16 may not be assigned or transferred, except that (i) such right is assignable by each Holder to any wholly-owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, any such Holder, and (ii) such right is assignable between and among any of the Holders.

          17. Termination. The covenants set forth in Sections 14 and 15 shall terminate and be of no further force and effect after the closings of the Company's first firm commitment underwritten public offering registered under the Securities Act in which all shares of Series A Preferred Stock are converted to Common Stock is consummated or where the Company becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, whichever event shall first occur.

          18. Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of California without regard to conflict of laws provisions.

          19. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          20. Entire Agreement; Amendment; Waiver. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof No party shall be liable or bound to any other party by any warranties, representations or covenants except as specifically herein set forth. This Agreement supersedes any prior written or oral agreement or understanding with respect to the subject matter hereof. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

          21. Notices. All notices, requests and other communications to any party hereunder shall be in writing and addressed to the respective parties at the following addresses (or at such address for a party as shall be specified in a notice given in accordance with this Section 17):

               a. If to WRH/QIC, to:

                  W.R. Hambrecht/QIC, LLC
                  550 15th Street
                  San Francisco, CA 94103
                  ATTN:  J.D. Delafield

               b. If to HP, to:

                  Hewlett-Packard Company
                  3000 Hanover Street
                  Palo Alto, CA 94304
                  Mailstop 20 BT
                  ATTN: Director, Corporate Development

                  With a copy to:

                  Hewlett-Packard Company
                  3000 Hanover Street
                  Palo Alto, CA 94304
                  Mailstop 20 BQ
                  ATTN: General Counsel

               c. If to the Company, to:

                  QIC Holding Corp.
                  550 15th Street
                  San Francisco, CA 94103
                  ATTN: J. D. Delafield

          All notices under this Section 21 shall be deemed to have been given upon receipt if delivered in person and shall be deemed to have been given (a) two (2) business days after transmission of a facsimile, telegram, telex, or (b) four (4) business days after deposit in United States registered or certified mail (postage prepaid, return receipt requested) or (c) two (2) business days after delivery to a reputable overnight courier.

          22. Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach or default of another party under this Agreement, shall impair anysuch right, power or remedy of such party nor shall it be construed to be a waiver of any such breach of default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded, to any party, shall be cumulative and not alternative.

          23. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one instrument.

          24. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provisions, which shall be replaced with an enforceable provision closest in intent and economic effect as the severed provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

          25. Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement effective as of the day and year first above written.

                                        QIC HOLDING CORP.


                                        By: /s/ J.D. Delafield
                                            ------------------------------------
                                        Name: J.D. Delafield
                                              ----------------------------------
                                        Title: President
                                               ---------------------------------

                                        W.R. HAMBRECHT/QIC, LLC
                                        By: W.R. Hambrecht/QIC
                                            Management, LLC
                                            Manager

                                        By: /s/ J.D. Delafield
                                            ------------------------------------
                                        Name: J.D. Delafield
                                              ----------------------------------
                                        Title: Manager
                                               ---------------------------------


                                        HEWLETT-PACKARD COMPANY

                                        By: /s/ Stephen H. Rusckowski
                                            ------------------------------------
                                        Name: General Manager
                                              ----------------------------------
                                        Title: Cardiology Products Division
                                               ---------------------------------
                                               Stephen H. Rusckowski